Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FIRST QUARTER RESULTS

Melville, New York, Wednesday, June 28, 2017…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $27,417,000 for the 2018 fiscal year’s first quarter ended May 28, 2017 compared to net sales of $31,490,000 for the 2017 fiscal year’s first quarter ended May 29, 2016 and net sales of $27,599,000 for the 2017 fiscal year’s fourth quarter ended February 26, 2017. Net earnings for the 2018 fiscal year’s first quarter were $1,394,000 compared to $2,950,000 for the 2017 fiscal year’s first quarter and $2,477,000 for the 2017 fiscal year’s fourth quarter.

Park reported net earnings before special items of $2,484,000 for the 2018 fiscal year’s first quarter compared to net earnings before special items of $2,993,000 for the 2017 fiscal year’s first quarter and net earnings before special items of $2,548,000 for the 2017 fiscal year’s fourth quarter. In the 2018 fiscal year’s first quarter, the Company recorded pre-tax restructuring charges of $1,361,000 related to the consolidation of its Nelco Products, Inc. electronics Business Unit located in Fullerton, California, and its Neltec Inc. electronics Business Unit located in Tempe, Arizona, and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York and recorded a one-time litigation expense of $375,000. In the 2017 fiscal year’s first quarter, the Company recorded pre-tax restructuring charges of $70,000 in connection with the Newburgh facility closure. In the 2017 fiscal year’s fourth quarter, the Company recorded pre-tax restructuring charges of $107,000 in connection with the Newburgh facility closure.

Park reported basic and diluted earnings per share of $0.07 for the 2018 fiscal year’s first quarter compared to $0.15 for the 2017 fiscal year’s first quarter and $0.12 for the 2017 fiscal year’s fourth quarter. Basic and diluted earnings per share before special items were $0.12 for the 2018 fiscal year’s first quarter compared to $0.15 for the 2017 fiscal year’s first quarter and $0.13 for the 2017 fiscal year’s fourth quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 42205115.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Tuesday, July 4, 2017. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 42205115 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring and deferred financing charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended

	May 28, 2017	May 29, 2016	February 26, 2017
Sales	$27,417	$31,490	$27,599

Net Earnings before Special Items[1]	$2,484	$2,993	$2,548
Special Items, net of Tax:
Restructuring Charges	(855)	(43)	(71)
One-time Litigation Expense	(235)	-	-
Net Earnings	$1,394	$2,950	$2,477

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.15	$0.13
Special Items:
Restructuring Charges	(0.04)	-	(0.01)
One-time Litigation Expense	(0.01)	-	-
Basic Earnings (Loss) per Share	$0.07	$0.15	$0.12

Diluted Earnings before Special Items[1]	$0.12	$0.15	$0.13
Special Items:
Restructuring Charges	(0.04)	-	(0.01)
One-time Litigation Expense	(0.01)	-	-
Diluted Earnings (Loss) per Share	$0.07	$0.15	$0.12

Weighted Average Shares Outstanding:
Basic	20,235	20,235	20,235
Diluted	20,244	20,235	20,253

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	May 28, 2017	February 26, 2017
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$237,800	$238,590
Accounts Receivable, Net	17,705	17,238
Inventories	10,908	11,105
Prepaid Expenses and Other Current Assets	2,532	2,197
Total Current Assets	268,945	269,130

Fixed Assets, Net	17,947	18,638
Restricted Cash	10,000	10,000
Other Assets	10,814	10,810
Total Assets	$307,706	$308,578

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,500	$3,500
Accounts Payable	3,619	4,183
Accrued Liabilities	5,250	3,417
Income Taxes Payable	2,894	3,023
Total Current Liabilities	15,263	14,123

Long-Term Debt	67,750	68,500
Deferred Income Taxes	42,088	42,088
Other Liabilities	353	1,041
Total Liabilities	125,454	125,752

Shareholders’ Equity	182,252	182,826
Total Liabilities and Shareholders' Equity	$307,706	$308,578

Additional information
Equity per Share	$9.01	$9.04
Total Cash, Restricted Cash and Marketable Securities	$247,800	$248,590

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended

	May 28, 2017	May 29, 2016	February 26, 2017

Net Sales	$27,417	$31,490	$27,599

Cost of Sales	21,095	22,703	20,213

Gross Profit	6,322	8,787	7,386
% of net sales	23.1%	27.9%	26.8%

Selling, General & Administrative Expenses	4,727	5,337	4,688
% of net sales	17.2%	16.9%	17.0%

Restructuring Charges	1,361	70	107

Earnings from Operations	234	3,380	2,591

Interest:
Interest Income	749	378	527

Interest Expense	510	333	422

Net Interest Income	239	45	105

Earnings before Income Taxes	473	3,425	2,696

Income Tax (Benefit)/Provision	(921)	475	219

Net Earnings	$1,394	$2,950	$2,477

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended May 28, 2017			13 Weeks Ended May 29, 2016			13 Weeks Ended February 26, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$4,727	$(375)	$4,352	$5,337	$-	$5,337	$4,688	$-	$4,688
% of net sales	17.2%		15.9%	16.9%		16.9%	17.0%		17.0%

Restructuring Charges	1,361	(1,361)	-	70	(70)	-	107	(107)	-
% of net sales	5.0%		0.0%	0.2%		0.0%	0.4%		0.0%

Earnings from Operations	234	1,736	1,970	3,380	70	3,450	2,591	107	2,698
% of net sales	0.9%		7.2%	10.7%		11.0%	9.4%		9.8%

Earnings before Income Taxes	473	1,736	2,209	3,425	70	3,495	2,696	107	2,803
% of net sales	1.7%		8.1%	10.9%		11.1%	9.8%		10.2%

Income Tax (Benefit)/Provision	(921)	646	(275)	475	27	502	219	36	255
Effective Tax Rate	-194.7%		-12.4%	13.9%		14.4%	8.1%		9.1%

Net Earnings	1,394	1,090	2,484	2,950	43	2,993	2,477	71	2,548
% of net sales	5.1%		9.1%	9.4%		9.5%	9.0%		9.2%

 8